UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 15, 2009

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI	49684
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

           As previously reported in the Form 8-K filed on July 14, 2009, on July 12, 2009, Aurora Oil & Gas Corporation (the “Company”) and the Company’s subsidiary, Hudson Pipeline & Processing Co., LLC (together, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Western District of Michigan (the “Court”).  The Debtors’ cases are being jointly administered as In re Aurora Oil & Gas Corporation, Case No. 09-08254(SWD).

           The Debtors will continue to operate their business as “debtors-in-possession” in accordance with sections 1107 and 1108 of the Bankruptcy Code and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.  No trustee, examiner, or official committee has been appointed.

           On July 13, 2009, the Debtors filed various “first day” motions and applications.  At a hearing before the Court on July 15, 2009, to consider certain of those motions, the Debtors obtained approval, among other things, to use cash collateral under certain terms and conditions, to establish procedures for reviewing trading in the Company’s common stock and potentially to enjoin such trading, and to limit notice and to establish notice procedures, with a final hearing on such and other matters currently scheduled for August 5, 2009.

Use of Cash Collateral

On July 15, 2009, the Court entered the Interim Order (i) Authorizing the Debtors’ use of Cash Collateral, (ii) Granting Replacement Liens, Adequate Protection and Administrative Expense Priority to Certain Prepetition Lenders and (iii) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 (the “Interim Order”) authorizing the Debtors, among other things, to use cash collateral in accordance with the budget attached thereto.

The authorization by the Court for the use of cash collateral is expected to terminate on August 15, 2009 (the “Expiration Date”), subject to the extension of the Expiration Date.  However, there are numerous terminating trigger events that could occur prior to August 15, 2009, which are specified in the Interim Order.  A hearing to consider approval of the Interim Order on a final basis is scheduled for August 5, 2009, at 1:30 p.m., with any objections due by July 31, 2009, at 3:30 p.m.

The foregoing description of the Interim Order does not purport to be complete and is qualified in its entirety by reference to the Interim Order, a copy of which is attached as Exhibit 10.24 to this report and is incorporated herein by reference.

Establish Procedures for Reviewing Common Stock Trading

On July 15, 2009, the Court entered the Interim Order on Motion for Establishing Notification and Hearing Procedures for Trading in Equity Securities (the “Interim Trading Order”) granting the Debtors’ motion to require substantial owners of the Company’s common stock to provide notice of their holdings, to provide notice of potential sales or purchases, and to restrict, in specified circumstances, certain potential transactions by a substantial shareholder (the “Notice of Proposed Transfer”).  A “Substantial Shareholder” under the Interim Trading Order is a person or entity that beneficially owns or, as a result of a purchase or sale transaction, would beneficially own, at least 4.5 million shares (including options to acquire shares) of the Company’s common stock.

Under the Notice of Proposed Transfer, each Substantial Shareholder must provide the Debtors, the Debtors’ counsel and the Court advance notice (“Transfer Notice”) of its intent to buy or sell common stock (including options to acquire the Company’s common stock) prior to effectuating any such purchase or sale.  Any person or entity that currently is or becomes a Substantial Shareholder must file with the Court, and provide the Debtors and their counsel with, notification of such status on or before the later of 20 days after the date of entry of the Interim Trading Order, or 10 days after becoming a Substantial Shareholder.  Pursuant to the Interim Trading Order, the Debtors have 30 days after receipt of the Notice of Proposed Transfer to file an objection to any proposed transfer or equity securities with the Court and serve notice on the Substantial Shareholder providing the notice.  If the Debtors file any such objection, the transfer would not become effective unless approved by a final and nonappealable order of the Court.  A hearing to consider approval of the Interim Trading Order on a final basis is scheduled for August 5, 2009, at 1:30 p.m., with any objections due by July 31, 2009, at 3:30 p.m.

The foregoing description of the Interim Trading Order does not purport to be complete and is qualified in its entirety by reference to the Interim Trading Order, a copy of which is attached as Exhibit 10.26 to this report and is incorporated herein by reference.

Establish Notice Procedures

On July 15, 2009, the Court entered the Order on Motion for Granting Authority to Limit Notice and to Establish Notice Procedures (the “Notice Order”) granting the Debtors’ motion to limit notice and to establish notice procedures.  The Notice Order authorized the Company to notify certain limited parties and set forth procedures by which to inform those parties of certain matters governed by Bankruptcy Rule 2002.  Parties not included that wish to receive notice of all matters in the Debtors’ cases must file a notice of appearance in accordance with Bankruptcy Rule 2002.

The foregoing description of the Notice Order does not purport to be complete and is qualified in its entirety by reference to the Interim Trading Order, a copy of which is attached as Exhibit 10.25 to this report and is incorporated herein by reference.

Filings with the Court, including the Interim Order, Interim Trading Order and Notice Order are available to the public at www.donlinrecano.com/aurora.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.24
Agreed interim order (i) authorizing the debtors’ use of cash collateral pursuant to 11 U.S.C. sections 361 and 363(c), (ii) granting replacement liens, adequate protection and administrative expense priority to certain prepetition lenders, and (iii) scheduling a final hearing pursuant to bankruptcy rule 4001.

10.25	Order granting authority to limit notice and to establish notice procedures.

10.26	Interim order establishing notification and hearing procedures for trading in equity securities.

99.1	Press Release dated July 21, 2009.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: July 21, 2009	/s/ Barbara E. Lawson
By: Barbara E. Lawson
Its: Chief Financial Officer